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                                                                    Exhibit 10.3

                                LICENSE AGREEMENT

This LICENSE AGREEMENT (the "Agreement") is made and entered into as of December
                             ---------
19,2001, effective as of the Effective Date (as hereinafter defined) between Advanced Casino Systems Corporation, a Delaware corporation, located at 200 Decadon Drive, Suite 100, Egg Harbor Township, New Jersey 08234 ("ACSC"), and
                                                                  ----
HWCC-Tunica, Inc., a Texas corporation, located at 1150 Casino Strip Boulevard, Robinsonville, Mississippi 38664 ("Licensee").
                                   --------

     A. Greate Bay Casino Corporation, PPI Corporation, ACSC and ACSC Acquisitions, Inc. ("Buyer") are entering into a Stock Purchase Agreement of even date herewith (as amended from time to time, the "Purchase Agreement"),
                                                       ------------------
which provides (subject to the conditions set forth therein) for the transfer of all of the outstanding capital stock of ACSC to Buyer (the "Transfer").
                                                            --------

     B. In connection with, and as a condition and inducement to each party's willingness to enter into the Purchase Agreement, ACSC shall grant to Licensee certain rights and licenses to the Licensed Products (as defined herein), subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties set forth below, ACSC and Licensee agree as follows:

1    DEFINITIONS

1.1 "Affiliates" means any person or entity that controls, is controlled by or
     ----------
is under common control with another company.
1.2 "Intellectual Property Rights" means any and all intellectual property and
     ----------------------------
industrial property rights, including, without limitation, patents, patent rights, copyrights, work of authorship, moral rights, trademarks, trade secrets and all applications and registrations of all of the foregoing.
1.3 "Licensed Products" means, collectively, the Proprietary Hardware and
     -----------------
Licensed Software.
1.4 "Licensed Site" means the property identified on Exhibit A.
     -------------                                   ---------
1.5 "Licensed Software" means all software (Source Code and Object Code) owned
     -----------------
by ACSC, including, without limitation, the software identified on Exhibit A.
1.6 "Object Code" means software in the form not readily perceivable by humans
     -----------
and suitable for machine execution without the intervening steps of interpretation or compilation.
1.7 "Proprietary Hardware" means the proprietary hardware components owned by
     --------------------
ACSC, including, without limitation, any related Intellectual Property Rights and the hardware components identified on Exhibit A.
1.8 "Source Code" means software in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

2    EFFECTIVE DATE

     This Agreement will become effective automatically and without any further action by ACSC or Licensee upon the consummation of the Transfer (such date on which this Agreement becomes effective, is referred to herein as the "Effective Date").

3    LICENSE; DELIVERY

3.1 License Rights. ACSC hereby grants to Licensee a non-exclusive, irrevocable, perpetual license to (i) internally use, copy, modify, improve, enhance and create derivative works of the Licensed Software (in both Source Code and Object Code format) and Proprietary Hardware solely for use at, or in connection with, the Licensed Site, and (ii) sublicense the foregoing rights to third parties providing services to Licensee solely for use at, or in connection with, the Licensed Site and only during the term of such services. The foregoing license shall be a royalty-free, fully paid-up license.
3.2 Restrictions. Other than the express rights granted in Section 3.1. Licensee is not permitted to sell, transfer, distribute, commercialize or otherwise provide third parties with access to the Licensed Software (or derivatives) at any time. Additionally, Licensee is restricted from using the Licensed Product to develop software or hardware products that have similar features or functions as the Licensed Products with the express intent of licensing the developed software or hardware to third parties. This license is granted for internal use only.
3.3 Delivery. To the extent Licensee does not have a copy of any of the Licensed Products or requires additional copies for the Licensed Site, ACSC will, within 30 days of the Effective Date, deliver a copy of each such Licensed Product (in Source Code and Object Code format) to Licensee for its use in accordance with this Agreement. If any of the Proprietary Hardware is delivered in accordance with the foregoing, Licensee will reimburse ACSC its costs in producing and delivering such Proprietary Hardware.
3.4 Ownership. As between the parties and subject to the license restrictions in
Section 3.1, ACSC shall own all copyright, title and interest (including patent rights) in and to any modifications, improvements or enhancements to, or derivative works of, the Licensed Products made by or for Licensee ("Licensee
                                                                     --------
Modifications"). Licensee shall have a license to use such Licensee
-------------
Modifications in the same manner (and of equal scope) to the rights granted to the Licensed Software in Section 3.1. Furthermore, Licensee is authorized to sublicense the right to use such Licensee Modifications to any other casino owned directly or indirectly by Hollywood Casino Corporation as of the date of this Agreement that is also executing a License Agreement with ACSC dated as of the date hereof.

4    TRAINING

     ACSC will provide training to Licensee and the Licensee's personnel and designated third parties, as requested by Licensee. Such training will include, without limitation, providing information and assistance to the personnel interacting with the Licensed Products and performing related administrative services. The amount charged to Licensee for such training shall be at a rate equal to the lesser of (a) ACSC's direct costs incurred in providing such training, plus 10%, and (b) a cost equal to the most favorable pricing for such training offered by ACSC to any other casino operating company ("Training
                                                                 --------
Fees").
----

5    MAINTENANCE

     In the event that Licensee requests maintenance services from ACSC with respect to any of the Licensed Products, ACSC shall provide to Licensee such maintenance services in accordance with the Maintenance Agreement attached as Exhibit B hereto.

6    MOST FAVORED CUSTOMER.

     The pricing offered by ACSC to Licensee, and the related terms, for upgrades to the Licensed Products (to the extent such are not provided to Licensee pursuant to the Maintenance Agreement) shall be at least as favorable to Licensee as any pricing or terms offered by ACSC to any other casino operating company. For the purposes of this Agreement, the determination as to whether Licensee is offering more favorable pricing and related terms shall include the number of installed and supported locations, the current version of the Licensed Product being upgraded, the support required in connection with such upgrades and any related purchases that would otherwise effect the value that ACSC receives from the other casino operating company, including the frequency and volume of prior purchases by such casino

                                       -1-

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operating company. To the extent the existing or future contractual arrangements for such upgrades do not afford Licensee the most favorable pricing and terms described above, such arrangements will be amended to promptly provide Licensee with such.

7    WARRANTIES AND REMEDIES

7.1 Warranty. ACSC represents and warrants to Licensee that the Licensed Products shall perform all material functions set out in ACSC's published specifications and user documentation for such Licensed Products and shall otherwise operate in substantial accordance with such documentation. ACSC further warrants that ACSC has no knowledge that the Licensed Products have any programming errors or are unfit or unsuitable for use by Licensee. This warranty is effective so long as Licensee is receiving maintenance from ACSC with respect to such Licensed Product. In the event there is a breach of the foregoing warranties, ACSC will use its best efforts to promptly modify the Licensed Products to conform to the foregoing warranty at no additional cost to Licensee.
7.2 Knowledge Representation re Non-infringement. ACSC represents and warrants that to the best of its knowledge the exercise of rights pursuant to this Agreement will not infringe any valid and subsisting Intellectual Property Right of any third party.
7.3 Warranty Limitations. Except as may be expressly agreed in writing by ACSC, ACSC's warranties do not apply to (a) any portion of the Licensed Software modified by any person other than ACSC; (b) use of the Licensed Software, other than in accordance with the operating instructions provided by ACSC; and (c) inoperability, in whole or in part, caused by defects, problems, or failures of hardware or software not provided by ACSC. In addition, ACSC does not warrant
(i) that the functions performed by the Licensed Products will operate in the combinations that may be selected for use by Licensee; and (ii) that the use of the Licensed Products by Licensee will comply with any state, federal or other jurisdiction's laws, regulations or statutes.

8    DISCLAIMER

     The express warranties and express representations set forth in this Agreement are in lieu of, and ACSC DISCLAIMS, ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED PRODUCTS OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT ACSC KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

9    CONFIDENTIAL INFORMATION

9.1 Confidential Information. During the term of this Agreement, each party ("Receiving Party") may have access to certain confidential and proprietary
  ---------------
information of the other party ("Disclosing Party") (collectively, the
                                 ----------------
"Confidential Information"). Confidential Information shall include, but is not
 ------------------------
limited to: (a) the non-public, proprietary information included in or with the Licensed Products (including the Source Code); (b) the terms and conditions of this Agreement; (c) customer lists, database mailing lists, prospect lists, existing agreements with vendors and business partners of either party, pricing proposals and marketing, sales, financial and other business information, data and plans; (d) research and development information; and (e) any other information identified in writing as confidential or information that the Receiving Party knew or reasonably should have known was confidential.
9.2 Rights. Confidential Information of the Disclosing Party shall be used by the Receiving Party solely in the performance of its obligations and the exercise of its rights hereunder. Each party shall take reasonable precautions, at least as great as the precautions it takes to protect its own confidential information, to maintain the Confidential Information of the other. In the event Licensee discloses portions of ACSC's Confidential Information to persons in connection with Licensee's exercise of rights or performance of obligations under this Agreement, Licensee will instruct such persons that the Confidential Information is subject to the obligations of confidentiality set forth in this Agreement.
9.3 Exceptions. Confidential Information shall not include any information that the Receiving Party can establish: (a) is or subsequently becomes publicly available through no act or omission of the Receiving Party; (b) was in the Receiving Party's lawful possession prior to disclosure of such information by the Disclosing Party; (c) is subsequently disclosed to the Receiving Party by a third party who is not in breach of an obligation of confidentiality; or (d) is independently developed by the Receiving Party without the use or benefit of the Disclosing Party's Confidential Information. If the Receiving Party is required to disclose any Confidential Information of the Disclosing Party pursuant to judicial order, a requirement of a governmental agency or by operation of law, the Receiving Party shall, if feasible, give the Disclosing Party prompt written notice of any such requirement and coordinate with the Disclosing Party, at Disclosing Party's request and expense, in an effort to seek to limit the nature and scope of such required disclosure.

10   EXCLUSION OF INCIDENTAL AND CONSEQUENTIAL DAMAGES

     Independent of, severable from, and to be enforced independently of any other enforceable or unenforceable provision of this Agreement, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, AND LOSS OF BUSINESS AS A RESULT OF BREACH OF ANY TERM OF THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

11   TERM; TERMINATION

11.1 Term of License. This Agreement is effective from the Effective Date and shall remain in force for the full length of ACSC's or its transferees' and/or assignees' proprietary rights granted hereunder, including, but not limited to, the copyright in the Licensed Software and any other Intellectual Property Right related to the Licensed Products.
11.2 Termination. Neither party may terminate this Agreement without the written consent of the other party. In the event a party materially breaches any material provision of this Agreement and does not cure such breach within thirty
(30) days after receiving written notice from the non-breaching party describing such breach, then the non-breaching party may recover, subject to the terms of this Agreement, the amount of direct damages incurred by such non-breaching party as a result of such breach, but may not terminate this Agreement.
11.3 Rights and Remedies. All rights and remedies available to either party under this Agreement or at law or in equity, unless specifically foreclosed by this Agreement, may be pursued successively or singly, and without prejudice to any other right or remedy available to such party, it being the intention of the parties that all rights and remedies available to the parties are cumulative

12   ASSIGNMENT

     ACSC warrants that, in the event it transfers or assigns its title or ownership rights to the Licensed Products, Licensee's right to use the Licensed Products pursuant to this Agreement shall continue and ACSC's transferee or assignee shall take title subject to Licensee's continuing right to use the Licensed Products under the terms of this Agreement. Licensee may assign its rights and obligations under this Agreement without the consent of ACSC to its Affiliates, subsidiaries or successors in conjunction with a merger, acquisition or sale of all or substantially all of its stock, assets or business to which this Agreement relates; provided, however, that any such merger, acquisition or sale does not involve the entities listed on Exhibit C, including any subsidiaries or such entities.

13   INDEMNIFICATION

13.1 Indemnity. ACSC will indemnify and hold harmless Licensee, its partners, directors, officers, agents and employees (collectively, "Licensee Indemnified
                                                          --------------------
Parties"), from and against any and all liability, loss, damage, action, claim
-------
or expense suffered or incurred by the Licensee Indemnified Parties (including reasonable attorneys' fees) which results from or arises out of any action, claim, demand, allegation or action alleging that any of the Licensed Products infringe any Intellectual Property Right of any third party; provided, however, that ACSC shall have no

                                       -2-

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liability for any infringement (i) based on the modification of a Licensed
Product by or for Licensee (other than by or at the direction of ACSC), where in the absence of such modification the Licensed Product would not have been infringing; or (ii) to the extent that Licensee has previously been directly involved with the development of the Licensed Product, any acts or omissions of Licensee relating to such prior involvement where in the absence of such acts or omissions the Licensed Product would likely not have been infringing. In the event that any such Licensed Product is held to infringe any such Intellectual Property Right and its use is enjoined, or if in the opinion of ACSC a Licensed Product is likely to become the subject of such a claim, ACSC will, at its expense, either (a) procure for Licensee the right to continue using the Licensed Product or (b) modify or replace the Licensed Product so that it becomes non-infringing while providing substantially equivalent functionality. In addition, ACSC will indemnify and hold harmless the Licensee Indemnified Parties for any loss, claim or damage to person or tangible personal property arising out of this Agreement and the services provided to the extent that such loss, claim or other damage was caused by the gross negligence of ACSC.
13.2 Procedure. Licensee shall notify ACSC of any claim or action giving rise to a liability that is subject to the provisions of this Section. ACSC shall defend any such claim or action, at its cost and expense, and shall not settle or compromise any such claim or action in a manner that imposes any additional restrictions or obligations on Licensee beyond those set forth in this Agreement, without Licensee's written consent. Licensee shall cooperate, at the cost of ACSC, in all reasonable respects with ACSC in any claim or action subject to this indemnity; provided, however, that Licensee may, at its own cost and expense, participate, through its attorneys or otherwise, in such claim or action. If ACSC fails or declines to assume the defense of such claim or action within thirty (30) days after notice thereof, or if, in Licensee's reasonable opinion, a conflict of interest exists, Licensee may assume the defense of such claim or action for the account and at the risk and expense of ACSC, and any liability related thereto shall be conclusively deemed a liability of ACSC. ACSC shall pay promptly to Licensee any liabilities to which the foregoing indemnity relates, as incurred.

14   ENTIRE AGREEMENT

     This Agreement, Exhibit A and all other Exhibits attached to this Agreement and made a part of it, together with the Maintenance Agreement and the Letter Agreement between ACSC and Hollywood Casino Corporation dated as the date hereof (the "Letter Agreement"), constitute the entire agreement between the parties concerning the subject matter hereof. Other than the Maintenance Agreement and the Letter Agreement, no prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the parties with reference to the subject matter of this Agreement will be of any force or effect. In the event of any express or implied conflict between the terms and provisions of this Agreement and any other agreement, to the extent of any application to the Licensed Products, the terms and conditions of this Agreement shall control and govern.

15   GENERAL PROVISIONS

15.1 Independent Parties. The parties are independent contractors. No partnership or joint venture is intended to be created by this Agreement, nor any principal-agent or employer-employee relationship. Neither party has, and neither party shall attempt to assert, the authority to make commitments for or to bind the other party to any obligation.
15.2 Injunctive Relief. Each party acknowledges that any violation by it of its covenants in this Agreement relating to Intellectual Property Rights of the other may result in damages that are largely intangible but nonetheless real, and that is incapable of complete remedy by an award of damages. Accordingly, subject to Section 11.2, any such violation shall give the other party the right to seek a court ordered injunction or other appropriate equitable relief to specifically enforce those covenants.
15.3 Amendments. No modification or amendment to this Agreement will be valid or binding unless reduced to writing and duly executed by the party or parties to be bound thereby.
15.4 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision or portion shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.
15.5 Notices. Every notice required or contemplated by this Agreement to be given by either party may be given by hand delivery, by overnight commercial courier delivery service or express mail, by facsimile, or by certified mail return receipt requested addressed to the party for whom it is intended, at the address specified in this Agreement. Either party may change its address for notice by giving notice to the other party of the change. Any notice under this Agreement shall be deemed delivered on the date of hand delivery, the next business day after delivery to an overnight commercial courier service or to the United States Postal Service for express mail for delivery on the next business day, the date faxed, if electronic confirmation of delivery is obtained and retained, or three (3) days after mailing by certified mail return receipt requested.
15.6 Choice of Law. This Agreement will be interpreted and enforced in accordance with the law of the State of Delaware except that the conflicts of laws principles of Delaware shall not apply so as to make the law of another jurisdiction applicable.
15.7 Attorneys' Fees. Except as otherwise provided in this Agreement, in the event of any dispute arising out of or relating to this Agreement, or an alleged breach thereof, each party will be responsible for and pay its own respective attorneys' fees and expenses.
15.8 No Waiver. None of the terms of this Agreement, or any term, right, or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith.
15.9 Binding on Successors. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns permitted by this Agreement.
15.10 Section Headings. The section contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.
15.11 Review and Mutual Negotiation. This Agreement shall be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arms' length, and will be interpreted in accordance with its terms without favor to any party. The parties hereto have reviewed this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party are not to be employed in the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

HWCC-TUNICA, INC.                        ADVANCED CASINO SYSTEMS CORPORATION


By:                                      By:
   --------------------------------         ------------------------------------

Name:                                    Name:
     ------------------------------           ----------------------------------

Title:                                   Title:
      -----------------------------            ---------------------------------

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                                    EXHIBIT A

1.   Licensed Site

     1150 Casino Strip Boulevard,
     Robinsonville, Mississippi  38664

2.   Licensed Software

  Slot Management System (SMS(TM)) Software--
     Includes All SMS(TM) System Component Software
     With Electronic Withdraws and Deposits Feature plus
     Slot Accounting and Management Software
  SMS(TM) Graphic Monitor Software
  Delphi Slot Analysis Module
  Scale Interface
  Currency Counter Interface

  Casino Management System (CMS) Software -
     Includes the following modules:
     Casino Accounting & Management
     Patron Ratings, Club & Complimentaries
     Groups Management & Analysis
     Invitation System
     Extract Management
     Direct Mail System
     Sweepstakes Management
     Credit & Credit Bureau Interface
     Casino / Hotel Interface (LMS Only)
     Games Analysis

  Table Management System (TMS) Software

3.   Hardware

     Proprietary Hardware Components
     -------------------------------
     SMS(TM) In-Game hardware
     SMS(TM) base wiring

     System require hardware
     -----------------------
     Gearbox with Arctic Cards & Optic Rack
     HASS File servers - Hot and Back-up

                                       A-1

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     Additional Items
     ----------------
     Table Games Management License
     TMS Workstations
     Tele-marketing module
     Voice Response Module
     IGT Extended SAS Protocol
     Seagull Seats - GUI Interface licenses
     Showcase Warehouse Manager License
     with ReportWriter/Query
     ACSC/Showcase Modules:
     ReportWriter/Query: Pro-forma, Estract & Upload
     ReportWriter/Query: Market Segment
     ReportWriter/Query: Groups Analysis
     Graphic Display Units
     Graphic Display Show Editor
     Barcode Coupon System License
     Seagull Server license

                                       A-2

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                                    EXHIBIT B

                     MAINTENANCE AGREEMENT -Filed Separately

                                      B-1

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                                    EXHIBIT C

                                RESERVED ENTITIES

     ACSC reserves the right, in its sole discretion, to withhold consent to a transfer or assignment of this Agreement to the following entities and their respective Affiliates and subsidiaries:

     1.   Aristocrat
     2.   Casino Data Systems
     3.   IGT
     4.   Acres Gaming
     5.   M.I.S. Group (formerly G.S.I.),
     6.   Konami
     7.   WMS Gaming
     8. Any individual or entity selling (or otherwise selling, licensing or distributing) software or hardware products to third parties in the casino industry that have similar features or functions as the Licensed Products.

                                       C-1